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    As filed with the Securities and Exchange Commission on December 6, 1999
                                                   Registration No. 333-84463

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                   U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT TO THE
                                   FORM S-1
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      AMERICAN FINANCIAL HOLDINGS, INC.
                     (Name of Registrant in its Charter)

         DELAWARE                    6036                        06-1555700
(State or Other Jurisdic-  (Primary Standard Industrial         (IRS Employer
tion of Incorporation or   Classification Code Number)       Identification No.)
Organization)

         102 WEST MAIN STREET                    102 WEST MAIN STREET
    NEW BRITAIN, CONNECTICUT 06051          NEW BRITAIN, CONNECTICUT 06051
            (860) 832-4000                          (860) 832-4000
(Address and Telephone Number of        (Address of Principal Place of Business
Principal Executive Officers)           or Intended Principal Place of Business)

                               ROBERT T. KENNEY
         CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            AMERICAN SAVINGS BANK
                             178 WEST MAIN STREET
                        NEW BRITAIN, CONNECTICUT 06051
                                (860) 832-4000
          (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:
                         DOUGLAS P. FAUCETTE, ESQUIRE
                        LAWRENCE M.F. SPACCASI, ESQUIRE
                        MULDOON, MURPHY & FAUCETTE LLP
                         5101 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20016
                                (202) 362-0840




          SALE TO THE PUBLIC CONCLUDED NOVEMBER 30, 1999


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      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 16,048,935 shares of the $.01 par value Common Stock (the "Common Stock") of American Financial Holdings, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated October 12, 1999 (the "Prospectus"). The remaining 28,871,100 shares registered pursuant to this Registration Statement on Form S-1 have been issued and sold in accordance with the Prospectus in the Subscription and Direct Community Offering described therein.

      The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.




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CONFORMED
                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Britain, State of Connecticut, on December 6, 1999.

American Financial Holdings, Inc.



By:   /s/ Robert T. Kenney
      --------------------------------
      Robert T. Kenney
      Chairman of the Board, President
      and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

    Name                        Title                             Date

/s/ Robert T. Kenney            Chairman of the Board,          December 6, 1999
---------------------------     President and Chief Executive
Robert T. Kenney                Officer (principal executive
                                 officer)

/s/ Charles J. Boulier III      Executive Vice President,       December 6, 1999
---------------------------     Treasurer and Chief Financial
Charles J. Boulier III          Officer (principal accounting
                                 and financial officer)

            *                   Director
---------------------------
Adolf G. Carlson


            *                   Director
---------------------------
Marie S. Gustin


            *                   Director
---------------------------
Fred M. Hollfelder


            *                   Director
---------------------------
Mark E. Karp


            *                   Director
---------------------------
Steven T. Martin


            *                   Director
---------------------------
Harry N. Mazadoorian




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            *                   Director
---------------------------
Jeffrey T. Witherwax

*Pursuant to the Power of Attorney filed on August 4, 1999, as Exhibit 24.0 to the Registration Statement on Form S-1 of American Financial Holdings, Inc.


/s/ Robert T. Kenney            Chairman of the Board,          December 6, 1999
---------------------------     President, Chief Executive
Robert T. Kenney                Officer (principal executive
                                 officer)